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                                                                  EXHIBIT 10.41

                               GUARANTY AGREEMENT


         This Guaranty Agreement ("Guaranty Agreement") is made as of December 2, 1998, between eSoft, Inc., a Delaware corporation ("eSoft"), and Tom Loutzenheiser (the "Guarantor"), a director, officer and shareholder of Apexx Technology, Inc., an Idaho corporation (the "Company").

         1. Guarantor, for value received, the receipt and sufficiency of which is hereby acknowledged, and to induce eSoft, at its option, at any time or from time to time to lend monies, with or without security, to or for the account of the Company, pursuant to a Loan Agreement dated December 2, 1998 between eSoft and the Company (the "Loan Agreement"), hereby unconditionally guarantees (a) the prompt payment on demand by eSoft or at maturity of all indebtedness, obligations and liabilities of any kind of the Company to eSoft, now outstanding or owing or which may hereafter be existing or incurred, including, without limitation, that certain Secured Promissory Note of even date herewith in the face amount of $500,000 (the "Note"), executed by the Company and payable to the order of eSoft or any subsequent holder or holders of the Note, and (b) the Company's performance of its obligations under the heading "Cessation of Third Party Acquisition Activities" set forth in that certain Letter of Intent dated November 20, 1998 between the Company and eSoft (hereinafter collectively called the "Indebtedness").

         2. Guarantor hereby acknowledges that, at the request of the Company, eSoft shall consider increasing the amount of the line of credit contemplated by the Loan Agreement (the "Line of Credit") to $1,000,000; provided, however, that no such increase shall occur without the express written consent and agreement of the Boards of Directors of both the Company and eSoft. Guarantor hereby agrees that this Guaranty Agreement shall survive any such increase and that Guarantor shall continue to unconditionally guarantee, as set forth in
Section 1 above and subject to the limitations set forth in Section 3 below, any increased amount of the Indebtedness resulting from any increase in the Line of Credit.

         3. The liability of the Guarantor for any payments hereunder shall be limited to the aggregate fair market value of the Pledged Interest, as defined in that certain Stock Pledge Agreement of even date herewith between eSoft and the Guarantor (the "Pledge Agreement"). Notwithstanding anything in this Guaranty to the contrary, eSoft's sole recourse against the Guarantor upon an Event of Default (as defined in the Loan Agreement) shall be to exercise its right to proceed against the Pledged Interest in accordance with the Pledge Agreement.

         4. This guaranty is an absolute, completed and continuing one, and no notice of the Indebtedness or of any extension of credit already or hereafter contracted by or extended to the Company need be given to Guarantor.

         5. Guarantor agrees that all indebtedness, obligations and liabilities of any kind of the Company to Guarantor now outstanding or owing or which may hereafter be existing or incurred and all security interests now existing or which may hereafter be existing shall be subordinated to the Indebtedness and to all security interests now existing or which may hereafter be existing of eSoft in the Collateral (as defined in that certain Security Agreement dated the date hereof between eSoft and the Company).

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         6. eSoft shall not be obligated by reason of its acceptance of this
Guaranty Agreement to engage in any transactions with or for the Company or the Guarantor. Whether or not any existing relationship between Guarantor and the Company has been changed or ended and whether or not this Guaranty Agreement has been revoked, eSoft may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by Guarantor and without any prior or subsequent notice to Guarantor. The liability of Guarantor shall not be affected or impaired by any of the following acts or things (which eSoft is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty Agreement, without consent or approval by or notice to Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (b) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (c) any waiver or indulgence granted to the Company, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, the Company or any guarantor or other person liable in respect of any of the Indebtedness; (e) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of set off) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security;
(h) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; and (i) any manner, order or method of application of any payments or credits upon the Indebtedness. Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

         7. Guarantor waives any and all defenses, claims, setoffs and discharges of the Company, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against eSoft any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitation, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Company or any other person liable in respect of any of the Indebtedness, or any set off available against eSoft to the Company or any other such person, whether or not on account of a related transaction. Guarantor expressly agrees that Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Company or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Guarantor shall not be


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affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting the Company or any of its assets. Guarantor will not assert, plead or enforce against eSoft any claim, defense or set off available to Guarantor against the Company.

         8. If any payment applied by eSoft to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty Agreement be deemed to have continued in existence, notwithstanding such application, and this Guaranty Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.

         9. Guarantor authorizes eSoft, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Indebtedness, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as eSoft in its discretion may determine; and to obtain a guaranty of any of the Indebtedness from any one or more persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations Guarantor waives any right to require eSoft to (a) proceed against the Company, (b) proceed against or exhaust any security held from the Company, (c) have the Company joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Indebtedness, or (d) pursue any other remedy in eSoft's power whatsoever. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Company or any other guarantor of any of the Indebtedness, and shall remain liable hereon regardless of whether the Company or any other guarantor be found not liable thereon for any reason. Until all the Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which eSoft now has or may hereafter have against the Company, and waives any benefit of and any right to participate in any security now or hereafter held by eSoft.

         10. Guarantor agrees that if the maturity of any Indebtedness is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Subject to Section 2 of this Guaranty Agreement, Guarantor will, immediately upon notice from eSoft of the Company's failure to pay any Indebtedness upon demand by eSoft or at maturity, pay to eSoft at eSoft's headquarters in Boulder County, Colorado, the amount due and unpaid by the Company and guaranteed hereby. The failure of eSoft to give this notice shall not in any way release Guarantor hereunder.

         11. In order to induce eSoft to accept this Guaranty Agreement, Guarantor represents and warrants to eSoft (which representations and warranties will survive the creation of the Indebtedness and any extension of credit thereunder) that:



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         a.  Guarantor has full power, authority and legal right to execute, deliver, observe and perform the terms of this Guaranty Agreement and the Pledge Agreement (collectively, the "Pledge Documents"). No authorization, consent or approval by any entity, person or class of persons is required as a condition to the execution, delivery or performance of the Pledge Documents. No notice to or filing with any entity or person is required in connection with the execution, delivery or performance of the Pledge Documents.

         b. Each of the Pledge Documents has been duly executed and delivered by the Guarantor, and each constitutes valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms.

         c. Except as set forth on Schedule 11(c) to this Agreement, there is no litigation, arbitration proceeding or governmental proceeding pending or, to the knowledge of the Guarantor, threatened, against the Guarantor that could materially impair the ability of the Guarantor to perform his obligations under the Pledge Documents.

         d. The execution, delivery and performance of the Pledge Documents will not result in the creation of any other encumbrance or charge upon any asset of the Guarantor pursuant to the terms of any other agreement. No provision of any existing agreement, mortgage, indenture, or contract binding on the Guarantor or affecting any of his assets is in effect that would in any way prevent the execution, delivery, or carrying out of the terms of the Pledge Documents.

         e. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

         f. The representations and warranties of the Guarantor contained in the Pledge Documents shall survive delivery of this Guaranty Agreement, the Pledge Agreement, the Loan Agreement and the Advances (as defined in the Loan Agreement).

         12. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of eSoft and is and shall always be fully binding upon the heirs, legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

         13. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Guarantor at the address of Guarantor appearing on the records of eSoft, in the U.S. mail, but actual notice, however given or received, shall always be effective.



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         14. This Guaranty Agreement and the obligations of the Guarantor hereunder shall be governed by and construed in accordance with the laws of the State of Colorado. For purposes of any proceeding involving this Guaranty Agreement or any of the obligations of the Guarantor, the Guarantor hereby submits to the non-exclusive jurisdiction of the courts of the State of Colorado and of the United States having jurisdiction in the County of Boulder and State of Colorado, and agrees not to raise and waives any objection to or defense based upon personal jurisdiction or the venue of any such court or based upon forum non conveniens. The Guarantor agrees not to bring any action or other proceedings with respect to this Guaranty Agreement or with respect to any of his obligations hereunder in any other court unless such courts of the State of Colorado and of the United States determine that they do not have jurisdiction in the matter.

         15. This Guaranty Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

         16. There are no unwritten oral agreements between parties.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                  GUARANTOR


                                   /s/ Tom Loutzenheiser
                                  ---------------------------------------------
                                  Name: Tom Loutzenheiser



                                  ESOFT

                                  eSOFT, INC.



                                  By: /s/ Jeffrey Finn
                                     ------------------------------------------
                                  Name:  Jeffrey Finn
                                  Title: President and Chief Executive Officer



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